Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Appoints Senior Financial Executive Kathy Crusco to Board of Directors

SANTA BARBARA, Calif. – December 2, 2019 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today announced that senior financial executive, Kathy Crusco, has been named to its board of directors, where she will serve on QAD’s Audit and Governance Committees. Crusco’s addition brings QAD’s board to six members, four of whom are independent.

Since December 2017, Crusco, 54, has served as executive vice president and chief financial officer at Kony Inc., a privately-held provider of digital experience applications for banking and low-code application development platform solutions. Prior to that, she was executive vice president, chief operating officer and chief financial officer at Epicor Software Corporation, a privately-held software company. Crusco joined Epicor in 2011 when the company merged with Activant Solutions Inc., where she served as chief financial officer since 2007. Previously, Crusco held positions of increasing responsibility at Polycom, Documentum, Inc., Adaptec, Inc. and Price Waterhouse.

“Kathy brings significant and relevant expertise to QAD, with a long track record as a financial software executive and director,” said Peter van Cuylenburg, QAD’s Chairman of the Board. “We are very pleased to welcome Kathy as our newest director and look forward to leveraging her experience in enterprise software with a focus in manufacturing.”

“I am thrilled to join a leading Cloud ERP provider and look forward to assisting QAD in its efforts to continue gaining market share with its Adaptive ERP offering for manufacturers across the globe,” said Crusco.

Crusco earned a Bachelor of Science in Business Administration with an emphasis in accounting from California State University, Chico, and currently serves on the boards of publicly held Poly, formerly Plantronics, Inc., and Calix, Inc.

About QAD – The Effective Enterprise

QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Adaptive ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

# # #